CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-3890-01) of Highwoods/Forsyth Limited Partnership and in the related Prospectus of our report dated February 14, 1997, with respect to the financial statements and schedule of Highwoods/Forsyth Limited Partnership included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                      (sig of Ernst & Young LLP)

Raleigh, North Carolina
March 31, 1997
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